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4Q 2020 Earnings Release and Supplemental Information

Quarter Ended December 31, 2020

CyrusOne®

4Q 2020 Earnings Release and Supplemental Information

Table of Contents

Earnings Release………………………………………………………………………………….. 3

Company Profile and Analyst Coverage………………………………………………………… 9

Summary of Financial Data………………………………………………………………………. 10

Condensed Consolidated Statements of Operations………………………………………….. 11

Condensed Consolidated Balance Sheets……………………………………………………… 12

Condensed Consolidated Statements of Operations (5 quarters)……………………………. 13

Condensed Consolidated Balance Sheets (5 quarters)……………………………………….. 14

Condensed Consolidated Statements of Cash Flow…………………………………………… 15

Reconciliation of Net Income (Loss) to Net Operating Income (NOI) and to Adjusted EBITDA….. 16

Market Cap Summary, Reconciliation of Net Debt and Interest Summary……………………. 18

Debt Schedule and Debt Covenants……………………………………………………………. 19

Colocation Square Footage (CSF) and CSF Leased………………………………………….. 20

2021 Guidance……………………………………………………………………………………. 21

Data Center Portfolio……………………………………………………………………………. 22

Gross Square Feet (GSF) Under Development and Land Available for Future Development…….. 24

Leasing Statistics - Lease Signings and New MRR Signed - Existing vs. New Customers……….. 25

Customer Sector Diversification…………………………………………………………………. 26

Lease Distribution…………………………………………………………………………………. 27

Lease Expirations…………………………………………………………………………………. 28

Quarter Ended December 31, 2020

Exhibit 99.1

CyrusOne Reports Fourth Quarter and Full Year 2020 Earnings
Signed $49.3 Million in Annualized GAAP Revenue and 31 Megawatts in 4Q’20
Company-Record Leasing Year with $156.8 Million in Annualized GAAP Revenue Signed

DALLAS (February 17, 2021) - CyrusOne Inc. (NASDAQ: CONE), a premier global data center REIT, today announced fourth quarter and full year 2020 earnings.

Highlights

Category	4Q’20	vs. 4Q’19	FY’20	vs. FY’19
Revenue	$268.4 million	6%	$1,033.5 million	5%
Net income (loss)	$19.0 million	n/m	$41.4 million	-%
Adjusted EBITDA	$135.9 million	(1)%	$537.1 million	5%
Normalized FFO	$114.3 million	1%	$459.4 million	12%
Net income (loss) per diluted common share	$0.15	n/m	$0.35	(3)%
Normalized FFO per diluted common share	$0.94	(5)%	$3.90	7%

•Leased 31 megawatts (“MW”) and 162,000 colocation square feet (“CSF”) in the fourth quarter, totaling $49.3 million in annualized GAAP revenue
–For full year 2020, signed leases totaling 101 MW and 616,000 CSF, representing $156.8 million in annualized GAAP revenue(1), the highest annual leasing total in the Company’s history
•Backlog of approximately $101 million in annualized GAAP revenue as of the end of the fourth quarter representing approximately $830 million in total contract value
•Expansion into Paris, France, one of the leading data center markets in Europe, with a 25-year lease on a 13-acre site and development of the first phase of a fully pre-leased data center
•Entered into a forward sale agreement in the fourth quarter through the at-the-market (“ATM”) equity program with respect to approximately 1.07 million shares of common stock, which will result in estimated net proceeds of approximately $75 million upon settlement by November 2021
–Combined with forward sale agreements entered into in the second and third quarters of 2020, which will result in estimated net proceeds of approximately $410 million upon settlement by September 2021, the Company has approximately $485 million in available forward equity
•Raised approximately $177 million through the sale of approximately 1.9 million American depository shares (“ADSs”) of GDS Holdings Limited (“GDS”) in the fourth quarter of 2020 and January 2021

“The fourth quarter bookings included a significant contribution from our hyperscale customers and more than $30 million in annualized revenue signed across our U.S. markets, closing out a record leasing year for the company with nearly $160 million in annualized revenue signed,” said Bruce W. Duncan, president and chief executive officer of CyrusOne. “The $101 million revenue backlog positions us well for continued growth, and we have a strong balance sheet with more than $1.7 billion in available liquidity, including nearly $500 million in available forward equity, to support this growth. We are also excited to expand into France with a fully pre-leased data center, extending our footprint into another key European market and further enhancing our offering for our customers.”

Fourth Quarter 2020 Financial Results

Revenue was $268.4 million for the fourth quarter, compared to $253.9 million for the same period in 2019, an increase of 6%. The increase in revenue was driven primarily by a 10% increase in occupied CSF and additional interconnection services, partially offset by the Company’s receipt of $4.7 million in lease termination fees in the fourth quarter of 2019.

Net income was $19.0 million for the fourth quarter, compared to net loss of $(52.1) million in the same period in 2019. Net income for the fourth quarter included a $4.1 million gain associated with a change in fair value on the undesignated portion of the Company’s net investment hedge compared to a $(13.0) million loss in the fourth quarter of 2019. Net loss for the fourth quarter of 2019 also included a $(71.8) million loss on extinguishment of debt related to the repurchase or early redemption of the Company’s 5.000% Senior Notes due 2024 and the 5.375% Senior Notes due 2027. The Company recognized a $19.7 million gain during the fourth quarter of 2020 on its marketable equity investment in GDS, compared to a $27.2 million gain in the fourth quarter of 2019. Net income per diluted common share2 was $0.15 in the fourth quarter of 2020, compared to net loss per diluted common share of $(0.46) in the same period in 2019.

Net operating income (“NOI”)3 was $158.1 million for the fourth quarter, compared to $160.1 million in the same period in 2019, a decrease of (1)%. Adjusted EBITDA4 was $135.9 million for the fourth quarter, compared to $137.9 million in the same period in 2019, also a decrease of (1)%. As noted above, the Company received $4.7 million in lease termination fees in the fourth quarter of 2019.

Normalized Funds From Operations (“Normalized FFO”)5 was $114.3 million for the fourth quarter, compared to $113.7 million in the same period in 2019, an increase of 1%. Normalized FFO per diluted common share was $0.94 in the fourth quarter of 2020, compared to $0.99 in the same period in 2019, a decrease of (5)%.

Leasing Activity

CyrusOne leased approximately 31 MW of power and 162,000 CSF in the fourth quarter, representing approximately $4.1 million in monthly recurring rent, inclusive of the monthly impact of installation charges. The leasing for the quarter represents approximately $49.3 million in annualized GAAP revenue6, excluding estimates for pass-through power. The weighted average lease term of the new leases, based on square footage, is 117 months (9.8 years), and the weighted average remaining lease term of CyrusOne’s portfolio is 51 months (taking into consideration the impact of the backlog). Recurring rent churn percentage7 for the fourth quarter was 0.9%, compared to 0.7% for the same period in 2019.

Portfolio Development and Percentage CSF Leased

In the fourth quarter, the Company completed construction on 194,000 CSF, 48 MW of power capacity, and 209,000 square feet of powered shell in Frankfurt, San Antonio, Council Bluffs (IA), Phoenix, and Northern Virginia. Percentage CSF leased8 as of the end of the fourth quarter was 87% for stabilized properties9 and 84% overall. In addition, the Company has development projects underway in Frankfurt, Dublin, Paris, London, the New York Metro area, Cincinnati, San Antonio, and Northern Virginia that are expected to add approximately 289,000 CSF and 73 MW of power capacity plus 279,000 square feet of powered shell.

Balance Sheet and Liquidity

As of December 31, 2020, the Company had gross asset value10 totaling approximately $8.7 billion, an increase of approximately 15% over gross asset value as of December 31, 2019. CyrusOne had $3.45 billion of long-term debt11, $271 million of cash and cash equivalents, and nearly $960 million available under its unsecured revolving credit facility as of December 31, 2020. Net debt11 was $3.20 billion as of December 31, 2020, representing approximately 27% of the Company's total enterprise value as of December 31, 2020 of $12.0 billion, or 5.0x Adjusted EBITDA for the last quarter annualized (after further adjusting net debt to reflect the pro forma impact of settlement of the forward sale agreements). Available liquidity12 was $1.71 billion as of December 31, 2020.

The Company entered into a forward sale agreement in the fourth quarter through the ATM equity program with respect to approximately 1.07 million shares of common stock, which will result in estimated net proceeds of approximately $75 million upon settlement by November 2021. Combined with forward sale agreements entered into in the second and third quarters of 2020, which will result in estimated net proceeds of approximately $410 million upon settlement by September 2021, the Company has approximately $485 million in available forward equity (no portion of these forward sale agreements has been settled as of February 17, 2021). As of December 31, 2020, there was approximately $151 million in remaining availability under the ATM equity program.

Additionally, the Company raised approximately $177 million through the sale of approximately 1.9 million ADSs of GDS in the fourth quarter of 2020 and January 2021. As of January 2021, the Company has liquidated its investment in GDS and no longer owns any ADSs.

Dividend

On October 28, 2020, the Company announced a dividend of $0.51 per share of common stock for the fourth quarter of 2020. The dividend was paid on January 8, 2021, to stockholders of record at the close of business on January 4, 2021.

Additionally, today the Company is announcing a dividend of $0.51 per share of common stock for the first quarter of 2021. The dividend will be paid on April 9, 2021, to stockholders of record at the close of business on March 26, 2021.

Guidance

CyrusOne is issuing guidance for full year 2021. The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates. We continue to monitor the global outbreak of COVID-19 and to take steps to mitigate the potential risks to us posed by the pandemic, which continues to evolve rapidly. While the impact on our business has not been significant to date and vaccines have begun to be distributed, the length and severity of the effects of the pandemic remain uncertain and unpredictable and could be materially adverse to our business, financial condition, results of operations, cash flows and ability to pay dividends as well as the market price of our common stock.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Total Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided below due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including Net income (loss) and adjustments that could be made for Transaction, acquisition, integration and other related expenses, Legal claim costs, Impairment losses and (gain) loss on asset disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Category	2020 Results	2021 Guidance
Total Revenue	$1,033 million	$1,105 - 1,145 million
Lease and Other Revenues from Customers	$872 million	$920 - 950 million
Metered Power Reimbursements	$161 million	$185 - 195 million
Adjusted EBITDA	$537 million	$570 - 590 million
Normalized FFO per diluted common share	$3.90	$3.90 - 4.00
Capital Expenditures	$910 million	$925 - 1,025 million
Development(1)	$896 million	$905 - 985 million
Recurring	$14 million	$20 - 40 million

(1)Development capital expenditures include the acquisition of land for future development.

Upcoming Conferences and Events (All Virtual)

•Raymond James Institutional Investors Conference on March 1-3
•Morgan Stanley Technology, Media & Telecom Conference on March 1-4
•Citi Global Property CEO Conference on March 7-10
•Deutsche Bank Media, Internet & Telecom Conference on March 8-10

Conference Call Details

CyrusOne will host a conference call on February 18, 2021, at 11:00 AM Eastern Time (10:00 AM Central Time) to discuss its results for the fourth quarter and full year 2020. A live webcast of the conference call will be available in the “Investors / Events & Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The presentation to be made during the call is now available in this location. The U.S. conference call dial-in number is 1-844-492-3731, and the international dial-in number is 1-412-542-4121. A replay will be available one hour after the conclusion of the earnings call on February 18, 2021, through March 4, 2021. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10150988.

Safe Harbor

This release and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward- looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our and our customers’ respective businesses and industries, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, (i) the potential widespread and highly uncertain impact of public health outbreaks, epidemics and pandemics, such as the COVID-19 pandemic; (ii) loss of key customers; (iii) indemnification and liability provisions as well as service level commitments in our contracts with customers imposing significant costs on us in the event of losses, (iv) economic downturn, natural disaster or oversupply of data centers in the limited geographic areas that we serve; (v) risks related to the development of our properties including, without limitation, obtaining applicable permits, power and connectivity, and our ability to successfully lease those properties; (vi) weakening in the fundamentals for data center real estate, including but not limited to, increased competition, falling market rents, decreases in or slowed growth of global data, e-commerce and demand for outsourcing of data storage and cloud-based applications; (vii) loss of access to key third-party service providers and suppliers; (viii) risks of loss of power or cooling which may interrupt our services to our customers; (ix) inability to identify and complete acquisitions and operate acquired properties; (x) our failure to obtain necessary outside financing on favorable terms, or at all; (xi) restrictions in the instruments governing our indebtedness; (xii) risks related to environmental, social and governance matters; (xiii) unknown or contingent liabilities related to our acquisitions; (xiv) significant competition in our industry; (xv) recent turnover, or the further loss of, any of our key personnel; (xvi) risks associated with real estate assets and the industry; (xvii) failure to maintain our status as a REIT (as defined below) or to comply with the highly technical and complex REIT provisions of the Internal Revenue Code of 1986, as amended; (xviii) REIT distribution requirements could adversely affect our ability to execute our business plan; (xix) insufficient cash available for distribution to stockholders; (xx) future offerings of debt may adversely affect the market price of our common stock; (xxi) increases in market interest rates will increase our borrowing costs and may drive potential investors to seek higher dividend yields and reduce demand for our common stock; (xxii) market price and volume of stock could be volatile; (xxiii) risks related to regulatory changes impacting our customers and demand for colocation space in particular geographies; (xxiv) our international activities, including those conducted as a result of land acquisitions and with respect to leased land and buildings, are subject to special risks different from those faced by us in the United States; (xxv) the continuing uncertainty about the future relationship between the United Kingdom and the European Union following the United Kingdom’s withdrawal from the European Union; (xxvi) expanded and widened price increases in certain selective materials for data center development capital expenditures due to international trade negotiations; (xxvii) a failure to comply with anti-corruption laws and regulations; (xxviii) legislative or other actions relating to taxes; (xxix) any significant security breach or cyber-attack on us or our key partners or customers; (xxx) the ongoing trade conflict between the United States and the People’s Republic of China; (xxxi) increased operating costs and capital expenditures at our facilities, including those resulting from higher utilization by our customers, general market conditions and inflation, exceeding revenue growth; and (xxxii) other factors affecting the real estate and technology industries generally. More information on potential risks and uncertainties is available in our recent filings with the Securities and Exchange Commission (SEC), including CyrusOne’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. We disclaim any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes.

Use of Non-GAAP Financial Measures and Other Metrics

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Normalized Funds From Operations per Diluted Common Share, Adjusted EBITDA, Net Operating Income, and Net Debt should not be construed as being more important than, or a substitute for, comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.

Management uses FFO, Normalized FFO, Normalized FFO per Diluted Common Share, Adjusted EBITDA, and NOI, which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. Management uses these measures as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs), these measures are used by investors as a basis to evaluate REITs. Other REITs may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, and Adjusted EBITDA should be considered only as supplements to net income (loss) presented in accordance with GAAP as measures of our performance. FFO, Normalized FFO, NOI, and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. These measures also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company believes that Net Debt provides a useful measure of liquidity and financial health.

1Includes exercise of previously disclosed (in 3Q’19) paid reservation for 4.5 MW and 30,000 CSF totaling approximately $5.5 million in annualized GAAP revenue in 2Q’20.
2Net income (loss) per diluted common share is defined as Net income (loss) divided by the weighted average diluted common shares outstanding for the period, which were 120.6 million for the fourth quarter of 2020 and 114.4 million for the fourth quarter of 2019.

3We use Net Operating Income ("NOI"), which is a non-GAAP financial measure commonly used in the REIT industry, as a supplemental performance measure. We use NOI as a supplemental performance measure because, when compared period over period, it captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by investors as a basis to evaluate REITs.
We calculate NOI as Net income (loss), adjusted for Sales and marketing expenses, General and administrative expenses, Depreciation and amortization expenses, Transaction, acquisition, integration, Interest expense, net, Gain on marketable equity investment, Loss on early extinguishment of debt, Impairment losses and (gain) loss on asset disposals, Foreign currency and derivative losses, net, Other (income) expense, Income tax expense (benefit) and other items as appropriate. Amortization of deferred leasing costs is presented in Depreciation and amortization expenses, which is excluded from NOI. Sales and marketing expenses are not property-specific, rather these expenses support our entire portfolio. As a result, we have excluded these Sales and marketing expenses from our NOI calculation, consistent with the treatment of General and administrative expenses, which also support our entire portfolio. Because the calculation of NOI excludes various expenses, the utility of NOI as a measure of our performance is limited. Other REITs may not calculate NOI in the same manner. Accordingly, our NOI may not be comparable to others. Therefore, NOI should be considered only as a supplement to Net income (loss) presented in accordance with GAAP as a measure of our performance. NOI should not be used as a measure of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.
4Adjusted EBITDA, which is a non-GAAP financial measure, is defined as Net income (loss) as defined by GAAP adjusted for Interest expense, net; Income tax (benefit) expense; Depreciation and amortization expenses; Impairment losses and (gain) loss on asset disposals; Transaction, acquisition, integration and other related expenses; Legal claim costs; Stock-based compensation expense; Cash severance and management transition costs; Severance-related stock compensation costs; Loss on early extinguishment of debt; New accounting standards and regulatory compliance and the related system implementation costs; Gain on marketable equity investment; Foreign currency and derivative losses (gains), net; Other expense (income); and other items as appropriate. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company’s Adjusted EBITDA as presented may not be comparable to others.
5We use funds from operations ("FFO") and normalized funds from operations ("Normalized FFO"), which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. We use FFO and Normalized FFO as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. We also believe that, as widely recognized measures of the performance of REITs, FFO and Normalized FFO are used by investors as a basis to evaluate REITs.
We calculate FFO as Net income (loss) computed in accordance with GAAP before Real estate depreciation and amortization and Impairment losses and (gain) loss on asset disposals. While it is consistent with the definition of FFO promulgated by the National Association of Real Estate Investment Trusts ("NAREIT"), our computation of FFO may differ from the methodology for calculating FFO used by other REITs. Accordingly, our FFO may not be comparable to others.
We calculate Normalized FFO as FFO adjusted for Loss on early extinguishment of debt; Gain on marketable equity investment; Foreign currency and derivative losses (gains), net; New accounting standards and regulatory compliance and the related system implementation costs; Amortization of tradenames; Transaction, acquisition, integration and other related expenses; Cash severance and management transition costs; Severance-related stock compensation costs; Legal claim costs; and other items as appropriate. We believe our Normalized FFO calculation provides a comparable measure between different periods. Other REITs may not calculate Normalized FFO in the same manner. Accordingly, our Normalized FFO may not be comparable to others.
In addition, because FFO and Normalized FFO exclude Real estate depreciation and amortization, and capture neither the changes in the value of our properties that result from use or from market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO and Normalized FFO as measures of our performance is limited. Therefore, FFO and Normalized FFO should be considered only as supplements to Net income (loss) presented in accordance with GAAP as measures of our performance. FFO and Normalized FFO should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. FFO and Normalized FFO also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.
6Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.

7Recurring rent churn percentage is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.
8Percentage CSF leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF. Percentage CSF leased differs from percentage CSF occupied presented in the Data Center Portfolio table because the leased rate includes CSF for signed leases that have not commenced billing.
9Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.
10Gross asset value is defined as total assets plus accumulated depreciation.
11Long-term debt and net debt exclude adjustments for deferred financing costs and bond discounts / premiums. Net debt, which is a non-GAAP financial measure, provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and finance lease liabilities, offset by cash and cash equivalents.
12Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne’s revolving credit facility, plus the pro forma impact of the net proceeds from the settlement of the forward sale agreements.
About CyrusOne

CyrusOne (NASDAQ: CONE) is a premier global REIT specializing in design, construction and operation of more than 50 high-performance data centers worldwide. The Company provides mission-critical facilities that ensure the continued operation of IT infrastructure for approximately 1,000 customers, including approximately 200 Fortune 1000 companies.
A leader in hybrid-cloud and multi-cloud deployments, CyrusOne offers colocation, hyperscale, and build-to-suit environments that help customers enhance the strategic connection of their essential data infrastructure and support achievement of sustainability goals. CyrusOne data centers offer world-class flexibility, enabling clients to modernize, simplify, and rapidly respond to changing demand. Combining exceptional financial strength with a broad global footprint, CyrusOne provides customers with long-term stability and strategic advantage at scale.

# # #

Investor Relations
Michael Schafer
Vice President, Capital Markets & Investor Relations
972-350-0060
investorrelations@cyrusone.com

Company Profile

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including approximately 200 Fortune 1000 companies. CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its more than 50 data centers worldwide.

•Best-in-Class Sales Force
•Flexible Solutions that Scale as Customers Grow
•Massively Modular® Engineering with Data Hall Builds in 10-14 Weeks
•Focus on Operational Excellence and Superior Customer Service
•Proven Leading-Edge Technology Delivering Power Densities up to 900 Watts per Square Foot
•National IX Replicates Enterprise Data Center Architecture

Corporate Headquarters	Senior Management
2850 N. Harwood Street, Ste. 2200	Bruce W. Duncan, President & Chief Executive Officer	Brent Behrman, EVP of Sales
Dallas, Texas 75201	Katherine Motlagh, EVP & Chief Financial Officer	Matt Pullen, EVP & Managing Director, Europe
Phone: (972) 350-0060	John Hatem, EVP & Chief Operating Officer	Robert M. Jackson, EVP General Counsel & Secretary
Website: www.cyrusone.com

Analyst Coverage

Firm	Analyst	Phone Number
BofA Securities	Michael J. Funk	(646) 855-5664
Barclays	Tim Long	(212) 526 4043
Berenberg Capital Markets	Nate Crossett	(646) 949-9030
BMO Capital Markets	Ari Klein	(212) 885-4103
Citi	Mike Rollins	(212) 816-1116
Cowen and Company	Colby Synesael	(646) 562-1355
Credit Suisse	Sami Badri	(212) 538-1727
Deutsche Bank	Matthew Niknam	(212) 250-4711
Green Street	David Guarino	(949) 640-8780
Jefferies	Jonathan Petersen	(212) 284-1705
J.P. Morgan	Richard Choe	(212) 622-6708
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Mizuho Securities	Omotayo Okusanya, CFA	(646) 949-9672
MoffettNathanson	Nick Del Deo, CFA	(212) 519-0025
Morgan Stanley	Simon Flannery	(212) 761-6432
RBC Capital Markets	Jonathan Atkin	(415) 633-8589
Raymond James	Frank G. Louthan IV	(404) 442-5867
Stifel	Erik Rasmussen	(212) 271-3461
TD Securities Inc.	Jonathan Kelcher, CFA	(416) 307-9931
Truist	Greg Miller	(212) 303-4169
UBS	John C. Hodulik, CFA	(212) 713-4226
Wells Fargo	Eric Luebchow	(312) 630-2386
William Blair	Jim Breen, CFA	(617) 235-7513

CyrusOne Inc.
Summary of Financial Data
(Dollars in millions, except per share amounts)

	Three Months
	December 31,	September 30,	December 31,	Growth %
	2020	2020	2019	Yr/Yr
Revenue	$268.4	$262.8	$253.9	6%
Net operating income	158.1	153.1	160.1	(1)%
Net income (loss)	19.0	(37.3)	(52.1)	n/m
Funds from Operations ("FFO") - Nareit defined	135.1	82.2	53.6	n/m
Normalized Funds from Operations ("Normalized FFO")	114.3	114.4	113.7	1%
Weighted average number of common shares outstanding - diluted for Normalized FFO	120.6	119.2	114.4	5%
Net income (loss) per share - basic	$0.15	$(0.32)	$(0.46)	n/m
Net income (loss) per share - diluted	$0.15	$(0.32)	$(0.46)	n/m
Normalized FFO per diluted common share	$0.94	$0.96	$0.99	(5)%
Adjusted EBITDA	$135.9	$132.2	$137.9	(1)%
Adjusted EBITDA as a % of Revenue	50.6%	50.3%	54.3%	(3.7) pts

	As of
	December 31,	September 30,	December 31,	Growth %
	2020	2020	2019	Yr/Yr
Balance Sheet Data
Gross investment in real estate	$7,033.4	$6,791.6	$6,089.5	16%
Accumulated depreciation	(1,767.9)	(1,663.4)	(1,379.2)	28%
Total investment in real estate, net	5,265.5	5,128.2	4,710.3	12%
Cash and cash equivalents	271.4	156.5	76.4	n/m
Market value of common equity	8,810.4	8,433.2	7,511.9	17%
Long-term debt	3,446.1	3,236.3	2,915.0	18%
Net debt	3,203.8	3,109.0	2,870.4	12%
Total enterprise value	12,014.2	11,542.2	10,382.3	16%
Net debt to LQA Adjusted EBITDA(a)	5.0x	5.1x	5.0x	—x

Dividend Activity
Dividends per share	$0.51	$0.51	$0.50	2%

Portfolio Statistics
Data centers	53	51	47	13%
Stabilized CSF (000)	4,398	4,134	3,937	12%
Stabilized CSF % leased	87%	87%	88%	(1) pts
Total CSF (000)	4,665	4,471	4,165	12%
Total CSF % leased	84%	84%	85%	(1) pts
Total GSF (000)	8,038	7,710	7,135	13%

(a) Adjusted to reflect the pro forma impact of the net proceeds from the settlement of the forward sale agreements.

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months				Twelve Months
	Ended December 31,		Change		Ended December 31,		Change
	2020	2019	$	%	2020	2019	$	%
Revenue(a)	$268.4	$253.9	$14.5	6%	$1,033.5	$981.3	$52.2	5%
Operating expenses:
Property operating expenses	110.3	93.8	16.5	18%	411.6	383.4	28.2	7%
Sales and marketing	5.3	4.5	0.8	18%	18.3	20.2	(1.9)	(9)%
General and administrative	22.4	21.8	0.6	3%	99.3	83.5	15.8	19%
Depreciation and amortization	118.5	108.1	10.4	10%	449.4	417.7	31.7	8%
Transaction, acquisition, integration and other related expenses	1.5	3.3	(1.8)	(55)%	3.7	8.4	(4.7)	(56)%
Impairment losses and (gain) loss on asset disposals	—	0.1	(0.1)	(100)%	11.1	1.1	10.0	n/m
Total operating expenses	258.0	231.6	26.4	11%	993.4	914.3	79.1	9%
Operating income	10.4	22.3	(11.9)	(53)%	40.1	67.0	(26.9)	(40)%
Interest expense, net	(14.5)	(17.6)	3.1	(18)%	(57.7)	(82.0)	24.3	(30)%
Gain on marketable equity investment	19.7	27.2	(7.5)	(28)%	89.5	132.3	(42.8)	(32)%
Loss on early extinguishment of debt	—	(71.8)	71.8	(100)%	(6.5)	(71.8)	65.3	(91)%
Foreign currency and derivative gains (losses), net	4.1	(13.0)	17.1	n/m	(27.6)	(7.5)	(20.1)	n/m
Other income (expense)	—	0.7	(0.7)	(100)%	—	(0.3)	0.3	(100)%
Net income (loss) before income taxes	19.7	(52.2)	71.9	n/m	37.8	37.7	0.1	—%
Income tax (expense) benefit	(0.7)	0.1	(0.8)	n/m	3.6	3.7	(0.1)	(3)%
Net income (loss)	$19.0	$(52.1)	$71.1	n/m	$41.4	$41.4	$—	—%
Income (loss) per share - basic	$0.15	$(0.46)	$0.61	n/m	$0.35	$0.36	$(0.01)	(3)%
Income (loss) per share - diluted	$0.15	$(0.46)	$0.61	n/m	$0.35	$0.36	$(0.01)	(3)%

(a) Revenue includes metered power reimbursements of $44.9 million and $37.5 million for the three months ended December 31, 2020 and 2019, respectively, and includes metered power reimbursements of $161.4 million and $138.8 million for the years ended December 31, 2020 and 2019, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	December 31,	December 31,	Change
	2020	2019	$	%
Assets
Investment in real estate:
Land	$208.8	$147.6	$61.2	41%
Buildings and improvements	2,035.2	1,761.4	273.8	16%
Equipment	3,538.9	3,028.2	510.7	17%
Gross operating real estate	5,782.9	4,937.2	845.7	17%
Less accumulated depreciation	(1,767.9)	(1,379.2)	(388.7)	28%
Net operating real estate	4,015.0	3,558.0	457.0	13%
Construction in progress, including land under development	982.2	946.3	35.9	4%
Land held for future development	268.3	206.0	62.3	30%
Total investment in real estate, net	5,265.5	4,710.3	555.2	12%
Cash and cash equivalents	271.4	76.4	195.0	n/m
Rent and other receivables (net of allowance for doubtful accounts of $3.5 and $1.8 as of December 31, 2020 and 2019, respectively)	334.2	291.9	42.3	14%
Restricted cash	1.5	1.3	0.2	15%
Operating lease right-of-use assets, net	211.4	161.9	49.5	31%
Equity investments	67.1	135.1	(68.0)	(50)%
Goodwill	455.1	455.1	—	—%
Intangible assets (net of accumulated amortization of $249.3 and $207.5 as of December 31, 2020 and 2019, respectively)	157.8	196.1	(38.3)	(20)%
Other assets	133.4	113.9	19.5	17%
Total assets	$6,897.4	$6,142.0	$755.4	12%
Liabilities and equity
Debt	$3,409.0	$2,886.6	$522.4	18%
Finance lease liabilities	29.1	31.8	(2.7)	(8)%
Operating lease liabilities	249.1	195.8	53.3	27%
Construction costs payable	133.0	176.3	(43.3)	(25)%
Accounts payable and accrued expenses	151.3	122.7	28.6	23%
Dividends payable	63.3	58.6	4.7	8%
Deferred revenue and prepaid rents	174.1	163.7	10.4	6%
Deferred tax liability	53.0	60.5	(7.5)	(12)%
Other liabilities	77.3	11.4	65.9	n/m
Total liabilities	4,339.2	3,707.4	631.8	17%
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	n/m
Common stock, $.01 par value, 500,000,000 shares authorized and 120,442,521 and 114,808,898 shares issued and outstanding at December 31, 2020 and 2019, respectively	1.2	1.1	0.1	9%
Additional paid in capital	3,537.3	3,202.0	335.3	10%
Accumulated deficit	(966.6)	(767.3)	(199.3)	26%
Accumulated other comprehensive loss	(13.7)	(1.2)	(12.5)	n/m
Total stockholders’ equity	2,558.2	2,434.6	123.6	5%
Total liabilities and equity	$6,897.4	$6,142.0	$755.4	12%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Revenue(a)	$268.4	$262.8	$256.4	$245.9	$253.9
Operating expenses:
Property operating expenses	110.3	109.7	99.0	92.6	93.8
Sales and marketing	5.3	4.5	3.8	4.7	4.5
General and administrative	22.4	29.7	20.3	26.9	21.8
Depreciation and amortization	118.5	113.1	109.7	108.1	108.1
Transaction, acquisition, integration and other related expenses	1.5	1.6	0.1	0.5	3.3
Impairment losses and (gain) loss on asset disposals	—	8.8	2.4	(0.1)	0.1
Total operating expenses	258.0	267.4	235.3	232.7	231.6
Operating income (loss)	10.4	(4.6)	21.1	13.2	22.3
Interest expense, net	(14.5)	(13.3)	(13.9)	(16.0)	(17.6)
Gain on marketable equity investment	19.7	4.7	50.4	14.7	27.2
Loss on early extinguishment of debt	—	(3.1)	—	(3.4)	(71.8)
Foreign currency and derivative gains (losses), net	4.1	(22.9)	(13.9)	5.1	(13.0)
Other income (expense)	—	—	0.1	(0.1)	0.7
Net income (loss) before income taxes	19.7	(39.2)	43.8	13.5	(52.2)
Income tax (expense) benefit	(0.7)	1.9	1.2	1.2	0.1
Net income (loss)	$19.0	$(37.3)	$45.0	$14.7	$(52.1)
Income (loss) per share - basic	$0.15	$(0.32)	$0.39	$0.13	$(0.46)
Income (loss) per share - diluted	$0.15	$(0.32)	$0.39	$0.13	$(0.46)

(a) Revenue includes metered power reimbursements of $44.9 million, $44.6 million, $37.1 million, $34.8 million, and $37.5 million for the three months ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Assets
Investment in real estate:
Land	$208.8	$181.2	$175.5	$172.2	$147.6
Buildings and improvements	2,035.2	1,918.4	1,857.9	1,786.3	1,761.4
Equipment	3,538.9	3,341.7	3,229.5	3,106.4	3,028.2
Gross operating real estate	5,782.9	5,441.3	5,262.9	5,064.9	4,937.2
Less accumulated depreciation	(1,767.9)	(1,663.4)	(1,562.7)	(1,469.5)	(1,379.2)
Net operating real estate	4,015.0	3,777.9	3,700.2	3,595.4	3,558.0
Construction in progress, including land under development	982.2	1,085.9	1,024.8	990.6	946.3
Land held for future development	268.3	264.4	217.2	205.4	206.0
Total investment in real estate, net	5,265.5	5,128.2	4,942.2	4,791.4	4,710.3
Cash and cash equivalents	271.4	156.5	70.7	57.3	76.4
Rent and other receivables, net	334.2	306.9	307.0	305.3	291.9
Restricted cash	1.5	1.4	1.3	1.3	1.3
Operating lease right-of-use assets, net	211.4	206.9	204.7	208.6	161.9
Equity investments	67.1	178.1	184.9	153.1	135.1
Goodwill	455.1	455.1	455.1	455.1	455.1
Intangible assets, net	157.8	166.4	174.9	184.5	196.1
Other assets	133.4	112.8	127.3	121.9	113.9
Total assets	$6,897.4	$6,712.3	$6,468.1	$6,278.5	$6,142.0
Liabilities and equity
Debt	$3,409.0	$3,197.8	$3,156.9	$3,047.0	$2,886.6
Finance lease liabilities	29.1	29.2	28.8	29.4	31.8
Operating lease liabilities	249.1	244.3	240.5	243.0	195.8
Construction costs payable	133.0	168.2	155.7	183.4	176.3
Accounts payable and accrued expenses	151.3	145.3	127.0	121.0	122.7
Dividends payable	63.3	63.1	59.7	58.7	58.6
Deferred revenue and prepaid rents	174.1	166.8	166.2	167.3	163.7
Deferred tax liability	53.0	55.4	55.8	57.0	60.5
Other liabilities	77.3	37.8	16.8	7.9	11.4
Total liabilities	4,339.2	4,107.9	4,007.4	3,914.7	3,707.4
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 120,442,521 and 114,808,898 shares issued and outstanding at December 31, 2020 and 2019, respectively	1.2	1.2	1.2	1.2	1.1
Additional paid in capital	3,537.3	3,532.9	3,305.9	3,199.9	3,202.0
Accumulated deficit	(966.6)	(923.9)	(824.7)	(811.0)	(767.3)
Accumulated other comprehensive loss	(13.7)	(5.8)	(21.7)	(26.3)	(1.2)
Total stockholders' equity	2,558.2	2,604.4	2,460.7	2,363.8	2,434.6
Total liabilities and equity	$6,897.4	$6,712.3	$6,468.1	$6,278.5	$6,142.0

CyrusOne Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in millions)
(Unaudited)

	Twelve Months Ended December 31, 2020	Twelve Months Ended December 31, 2019	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019
Cash flows from operating activities:
Net income (loss)	$41.4	$41.4	$19.0	$(52.1)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	449.4	417.7	118.5	108.1
Provision for bad debt expense	1.7	1.7	1.4	1.9
Gain on marketable equity investment	(89.5)	(132.3)	(19.7)	(27.2)
Foreign currency and derivative losses (gains), net	27.6	7.5	(4.1)	13.0
Proceeds from swap terminations	2.9	3.6	—	3.6
(Gain) loss on asset disposals	(0.1)	0.4	—	0.2
Impairment losses	11.2	0.7	—	—
Loss on early extinguishment of debt	6.5	71.8	—	71.8
Interest expense amortization, net	6.8	5.0	1.6	1.5
Stock-based compensation expense	18.4	16.7	4.7	4.3
Deferred income tax (benefit) expense	(6.9)	(7.5)	0.2	(1.1)
Operating lease cost	20.4	20.3	5.4	5.7
Other expense (income)	0.1	0.2	(0.5)	0.2

Change in operating assets and liabilities:
Rent and other receivables, net and other assets	(58.0)	(74.2)	(28.9)	(22.7)
Accounts payable and accrued expenses	39.0	(0.8)	17.0	(12.6)
Deferred revenue and prepaid rents	8.8	15.6	6.5	(0.5)
Operating lease liabilities	(23.4)	(22.1)	(6.7)	(5.4)
Net cash provided by operating activities	456.3	365.7	114.4	88.7
Cash flows from investing activities:
Investments in real estate	(910.5)	(876.4)	(218.3)	(149.1)
Proceeds from sale of equity investments	144.1	199.0	112.3	(0.8)
Equity investments	(6.5)	(3.8)	—	(3.5)
Proceeds from the sale of real estate assets	0.5	1.3	0.2	0.4
Net cash used in investing activities	(772.4)	(679.9)	(105.8)	(153.0)
Cash flows from financing activities:
Issuance of common stock, net	325.7	357.2	(0.2)	103.9
Dividends paid	(236.2)	(210.4)	(61.5)	(56.9)
Proceeds from revolving credit facility	763.7	656.7	168.2	122.4
Repayments of revolving credit facility	(966.1)	(182.5)	0.6	0.7
Proceeds from Euro bond	553.5	—	(7.7)	—
Proceeds from unsecured term loan	1,100.0	—	—	—
Repayments of unsecured term loan	(1,400.0)	(200.0)	—	—
Proceeds from issuance of senior notes	395.2	1,197.4	—	1,197.4
Repayments of senior notes	—	(1,200.0)	—	(1,200.0)
Payment of debt extinguishment costs	—	(72.0)	—	(72.0)
Payment of deferred financing costs	(16.4)	(9.4)	(1.3)	(9.4)
Payments on finance lease liabilities	(3.5)	(2.9)	(1.5)	(0.8)
Tax payment upon exercise of equity awards	(8.7)	(9.3)	(0.1)	(0.3)
Net cash provided by financing activities	507.2	324.8	96.5	85.0
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4.1	2.7	9.9	4.0
Net increase in cash, cash equivalents and restricted cash	195.2	13.3	115.0	24.7
Cash, cash equivalents and restricted cash at beginning of period	77.7	64.4	157.9	53.0
Cash, cash equivalents and restricted cash at end of period	$272.9	$77.7	$272.9	$77.7

Supplemental disclosure of cash flow information:
Cash paid for interest, including amounts capitalized of $22.6 million and $32.9 million in 2020 and 2019, respectively	$62.4	$123.0	$26.1	$14.0
Cash paid for income taxes	3.7	3.5	0.5	0.5
Non-cash investing and financing activities:
Construction costs payable	133.0	176.3	133.0	176.3
Dividends payable	63.3	58.6	63.3	58.6

CyrusOne Inc.
Reconciliation of Net Income (Loss) to Net Operating Income
(Dollars in millions)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2020	2019	$	%	2020	2019	$	%
Net income (loss)	$19.0	$(52.1)	$71.1	n/m	$41.4	$41.4	$—	—%
Sales and marketing expenses	5.3	4.5	0.8	18%	18.3	20.2	(1.9)	(9)%
General and administrative expenses	22.4	21.8	0.6	3%	99.3	83.5	15.8	19%
Depreciation and amortization expenses	118.5	108.1	10.4	10%	449.4	417.7	31.7	8%
Transaction, acquisition, integration and other related expenses	1.5	3.3	(1.8)	(55)%	3.7	8.4	(4.7)	(56)%
Interest expense, net	14.5	17.6	(3.1)	(18)%	57.7	82.0	(24.3)	(30)%
Gain on marketable equity investment	(19.7)	(27.2)	7.5	(28)%	(89.5)	(132.3)	42.8	(32)%
Loss on early extinguishment of debt	—	71.8	(71.8)	(100)%	6.5	71.8	(65.3)	(91)%
Impairment losses and (gain) loss on asset disposals	—	0.1	(0.1)	(100)%	11.1	1.1	10.0	n/m
Foreign currency and derivative losses, net	(4.1)	13.0	(17.1)	n/m	27.6	7.5	20.1	n/m
Other (income) expense	—	(0.7)	0.7	(100)%	—	0.3	(0.3)	(100)%
Income tax expense (benefit)	0.7	(0.1)	0.8	n/m	(3.6)	(3.7)	0.1	(3)%
Net Operating Income	$158.1	$160.1	$(2.0)	(1)%	$621.9	$597.9	$24.0	4%

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Twelve Months Ended				Three Months Ended
	December 31,		Change		December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2019	$	%	2020	2020	2020	2020	2019
Net Operating Income
Revenue	$1,033.5	$981.3	$52.2	5%	$268.4	$262.8	$256.4	$245.9	$253.9
Property operating expenses	411.6	383.4	28.2	7%	110.3	109.7	99.0	92.6	93.8
Net Operating Income (NOI)	$621.9	$597.9	$24.0	4%	$158.1	$153.1	$157.4	$153.3	$160.1
NOI as a % of Revenue	60.2%	60.9%			58.9%	58.3%	61.4%	62.3%	63.1%
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$41.4	$41.4	$—	—%	$19.0	$(37.3)	$45.0	$14.7	$(52.1)
Interest expense, net	57.7	82.0	(24.3)	(30)%	14.5	13.3	13.9	16.0	17.6
Income tax (benefit) expense	(3.6)	(3.7)	0.1	(3)%	0.7	(1.9)	(1.2)	(1.2)	(0.1)
Depreciation and amortization expenses	449.4	417.7	31.7	8%	118.5	113.1	109.7	108.1	108.1
Impairment losses and (gain) loss on asset disposals	11.1	1.1	10.0	n/m	—	8.8	2.4	(0.1)	0.1
EBITDA (Nareit definition)(a)	$556.0	$538.5	$17.5	3%	$152.7	$96.0	$169.8	$137.5	$73.6

Transaction, acquisition, integration and other related expenses	3.7	8.4	(4.7)	(56)%	1.5	1.6	0.1	0.5	3.3
Legal claim costs	0.3	1.1	(0.8)	(73)%	—	0.1	0.1	0.1	0.5
Stock-based compensation expense	15.5	16.7	(1.2)	(7)%	4.4	4.2	3.4	3.5	4.3
Cash severance and management transition costs	14.1	(0.6)	14.7	n/m	0.9	6.4	—	6.8	(0.7)
Severance-related stock compensation costs	2.9	—	2.9	n/m	0.2	2.6	—	0.1	—
Loss on early extinguishment of debt	6.5	71.8	(65.3)	(91)%	—	3.1	—	3.4	71.8
New accounting standards and regulatory compliance and the related system implementation costs	—	0.8	(0.8)	(100)%	—	—	—	—	—
Gain on marketable equity investment	(89.5)	(132.3)	42.8	(32)%	(19.7)	(4.7)	(50.4)	(14.7)	(27.2)
Foreign currency and derivative losses (gains), net	27.6	7.5	20.1	n/m	(4.1)	22.9	13.9	(5.1)	13.0
Other expense (income)	—	0.3	(0.3)	(100)%	—	—	(0.1)	0.1	(0.7)
Adjusted EBITDA	$537.1	$512.2	$24.9	5%	$135.9	$132.2	$136.8	$132.2	$137.9
Adjusted EBITDA as a % of Revenue	52.0%	52.2%			50.6%	50.3%	53.4%	53.8%	54.3%
(a)We calculate Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) as GAAP Net income (loss) plus Interest expense, net, Income tax benefit, Depreciation and amortization expenses and Impairment losses and (gain) loss on asset disposals. While it is consistent with the definition of EBITDAre promulgated by the National Association of Real Estate Investment Trusts ("Nareit"), our computation of EBITDAre may differ from the methodology for calculating EBITDAre used by other REITs. Accordingly, our EBITDAre may not be comparable to others.

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO and Normalized FFO
(Dollars in millions)
(Unaudited)

	Twelve Months Ended				Three Months Ended
	December 31,		Change		December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2019	$	%	2020	2020	2020	2020	2019
Reconciliation of Net Income (Loss) to FFO and Normalized FFO:
Net income (loss)	$41.4	$41.4	$—	—%	$19.0	$(37.3)	$45.0	$14.7	$(52.1)
Real estate depreciation and amortization	440.1	408.5	31.6	8%	116.1	110.7	107.5	105.8	105.6
Impairment losses and (gain) loss on asset disposals	11.1	1.1	10.0	n/m	—	8.8	2.4	(0.1)	0.1
Funds from Operations ("FFO") - Nareit defined	$492.6	$451.0	$41.6	9%	$135.1	$82.2	$154.9	$120.4	$53.6

Loss on early extinguishment of debt	6.5	71.8	(65.3)	(91)%	—	3.1	—	3.4	71.8
Gain on marketable equity investment	(89.5)	(132.3)	42.8	(32)%	(19.7)	(4.7)	(50.4)	(14.7)	(27.2)
Foreign currency and derivative losses (gains), net	27.6	7.5	20.1	n/m	(4.1)	22.9	13.9	(5.1)	13.0
New accounting standards and regulatory compliance and the related system implementation costs	—	0.8	(0.8)	(100)%	—	—	—	—	—
Amortization of tradenames	1.2	1.3	(0.1)	(8)%	0.4	0.2	0.3	0.3	0.4
Transaction, acquisition, integration and other related expenses	3.7	8.4	(4.7)	(56)%	1.5	1.6	0.1	0.5	2.3
Cash severance and management transition costs	14.1	(0.6)	14.7	n/m	0.9	6.4	—	6.8	(0.7)
Severance-related stock compensation costs	2.9	—	2.9	n/m	0.2	2.6	—	0.1	—
Legal claim costs	0.3	1.1	(0.8)	(73)%	—	0.1	0.1	0.1	0.5
Normalized Funds from Operations (Normalized FFO)	$459.4	$409.0	$50.4	12%	$114.3	$114.4	$118.9	$111.8	$113.7
Normalized FFO per diluted common share	$3.90	$3.63	$0.27	7%	$0.94	$0.96	$1.03	$0.97	$0.99
Weighted average diluted common shares outstanding	117.6	112.5	5.1	5%	120.6	119.2	115.7	115.1	114.4

Additional Information:
Amortization of deferred financing costs and bond premium / discount	6.8	5.0	1.8	36%	1.6	1.6	1.6	2.0	1.4
Stock-based compensation expense	15.5	16.7	(1.2)	(7)%	4.4	4.2	3.4	3.5	4.3
Non-real estate depreciation and amortization	8.1	7.9	0.2	3%	2.0	2.1	2.0	2.0	2.1
Straight line rent adjustments(a)	(15.0)	(26.6)	11.6	(44)%	(8.0)	(6.6)	(2.1)	1.7	(3.8)
Above and below market rent amortization	(0.3)	(0.2)	(0.1)	50%	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Deferred tax expense (benefit)	(7.1)	(7.3)	0.2	(3)%	(0.2)	(2.7)	(2.2)	(2.0)	(1.0)
Deferred revenue, primarily installation revenue(b)	2.6	7.8	(5.2)	(67)%	2.3	0.2	2.3	(2.2)	(1.0)
Leasing commissions	(15.2)	(14.4)	(0.8)	6%	(4.3)	(5.3)	(3.2)	(2.4)	(4.8)
Recurring capital expenditures	(13.8)	(9.9)	(3.9)	39%	(0.8)	(3.1)	(6.4)	(3.5)	(1.1)

(a)Straight line rent adjustments:
Represents the difference between revenue recognized on a straight line basis under GAAP over the term of the lease compared to the contractual rental payments. Lease agreements typically include payments that escalate over the term of the contract or, to a lesser extent, a ramp period.

(b)Deferred revenue, primarily installation revenue:
Represents payments received from customers in excess of revenue recognized under GAAP. This primarily relates to specific customer-requested buildouts that CyrusOne does not include in its basic data center design. The company charges customers up front for these buildouts rather than incorporating into rent and billing them over time. The cash payments for these buildouts are non-recurring, and may vary significantly from quarter to quarter, but revenue is amortized over the life of the lease.

CyrusOne Inc.
Market Capitalization Summary, Reconciliation of Net Debt and Interest Summary
(Unaudited)
    Market Capitalization (as of December 31, 2020)

(dollars in millions)	Shares or Equivalents Outstanding	Market Price as of December 31, 2020	Market Value Equivalents (in millions)
Common shares	120,442,521	$73.15	$8,810.4
Net Debt			3,203.8
Total Enterprise Value (TEV)			$12,014.2

    Reconciliation of Net Debt

	December 31,	September 30,	December 31,
(dollars in millions)	2020	2020	2019
Long-term debt(a)	$3,446.1	$3,236.3	$2,915.0
Finance lease liabilities	29.1	29.2	31.8
Less:
Cash and cash equivalents	(271.4)	(156.5)	(76.4)
Net Debt	$3,203.8	$3,109.0	$2,870.4
(a)     Excludes adjustment for deferred financing costs and unamortized bond discounts.

    Interest Summary

	Three Months Ended
	December 31,	September 30,	December 31,	% Change
(dollars in millions)	2020	2020	2019	Yr/Yr
Interest expense and fees, net	$18.5	$17.3	$22.9	(19)%
Amortization of deferred financing costs and bond premium / discount	1.6	1.6	1.4	14%
Capitalized interest	(5.6)	(5.6)	(6.7)	(16)%
Total interest expense, net	$14.5	$13.3	$17.6	(18)%

CyrusOne Inc.
Debt Schedule and Debt Covenants
(Unaudited)

    Debt Schedule (as of December 31, 2020)

(dollars in millions)
Long-term debt:	Amount	Interest Rate	Maturity Date
Revolving credit facility - EUR(a)(b)	275.9	EURIBOR + 100 bps(c)	March 2025(d)
Revolving credit facility - GBP(a)(e)	157.0	GBP LIBOR + 100 bps(f)	March 2025(d)
Term loan(g)	800.0	USD LIBOR + 120 bps(h)	March 2025(i)
2.900% USD senior notes due 2024	600.0	2.900%	November 2024
1.450% EUR senior notes due 2027(j)	613.2	1.450%	January 2027
3.450% USD senior notes due 2029	600.0	3.450%	November 2029
2.150% USD senior notes due 2030	400.0	2.150%	November 2030
Total long-term debt(k)	$3,446.1	2.06%(l)

Weighted average term of debt(d)(i):	6.0	years
(a)Revolving credit facility includes 0.20% facility fee on entire revolving credit facility commitment of $1.4 billion.
(b)Amount outstanding is USD-equivalent of €225 million.
(c)Interest rate as of December 31, 2020: 1.00%.
(d)Assuming exercise of 12-month extension option.
(e)Amount outstanding is USD-equivalent of £115 million.
(f)Interest rate as of December 31, 2020: 1.03%.
(g)$500 million of $800 million synthetically converted into €451 million pursuant to a USD-EUR cross currency swap; $300 million swapped pursuant to USD floating to fixed interest rate swap.
(h)Interest rate as of December 31, 2020: 1.35%; weighted average interest rate pursuant to swaps: 1.37%.
(i)Assumes exercise of two 12-month extension options on $100 million tranche.
(j)Amount outstanding is USD-equivalent of €500 million.
(k)Excludes adjustment for deferred financing costs and unamortized bond discounts.
(l)Weighted average interest rate calculated using lower interest rate on swapped amount.

    Debt Covenants - Senior Notes (as of December 31, 2020)

Ratios	Requirement	December 31, 2020
Total Outstanding Indebtedness to Total Assets	≤ 60%	42%
Secured Indebtedness to Total Assets	≤ 40%	0%
Consolidated EBITDA to Interest Expense	≥ 1.50x	6.76x
Total Unencumbered Assets to Unsecured Indebtedness	≥ 150%	236%

CyrusOne Inc.
Colocation Square Footage (CSF) and CSF Leased
(Unaudited)

	As of December 31, 2020		As of September 30, 2020		As of December 31, 2019
Market	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)
Northern Virginia	1,166	93%	1,166	93%	1,113	92%
Dallas	621	70%	621	71%	621	70%
Phoenix	581	95%	581	92%	509	100%
San Antonio	434	97%	367	96%	300	100%
Cincinnati	402	71%	402	73%	402	78%
Houston	308	62%	308	62%	308	64%
New York Metro	290	79%	290	79%	245	74%
Chicago	203	79%	203	79%	203	77%
Austin	106	76%	106	77%	106	79%
Raleigh-Durham	94	94%	94	95%	83	95%
Council Bluffs, Iowa	42	15%	—	—%	—	—%
Total - Domestic	4,246	83%	4,138	84%	3,890	84%
Frankfurt	229	99%	144	99%	144	99%
London	148	83%	148	83%	128	81%
Amsterdam	39	100%	39	100%	—	—%
Singapore	3	20%	3	20%	3	20%
Total - International	419	93%	334	91%	275	90%
Total - Portfolio	4,665	84%	4,471	84%	4,165	85%
Stabilized Properties(c)	4,398	87%	4,134	87%	3,937	88%

(a)CSF represents the GSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment. May not sum to total due to rounding.
(b)CSF Leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.
(c)Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.

CyrusOne Inc.
2021 Guidance

Category	2020 Results	2021 Guidance
Total Revenue	$1,033 million	$1,105 - 1,145 million
Lease and Other Revenues from Customers	$872 million	$920 - 950 million
Metered Power Reimbursements	$161 million	$185 - 195 million
Adjusted EBITDA	$537 million	$570 - 590 million
Normalized FFO per diluted common share	$3.90	$3.90 - 4.00
Capital Expenditures	$910 million	$925 - 1,025 million
Development(1)	$896 million	$905 - 985 million
Recurring	$14 million	$20 - 40 million

         (1)Development capital expenditures include the acquisition of land for future development.
CyrusOne is issuing guidance for full year 2021. The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates. We continue to monitor the global outbreak of COVID-19 and to take steps to mitigate the potential risks to us posed by the pandemic, which continues to evolve rapidly. While the impact on our business has not been significant to date and vaccines have begun to be distributed, the length and severity of the effects of the pandemic remain uncertain and unpredictable and could be materially adverse to our business, financial condition, results of operations, cash flows and ability to pay dividends as well as the market price of our common stock.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Total Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided below due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including Net income (loss) and adjustments that could be made for Transaction, acquisition, integration and other related expenses, Legal claim costs, Impairment losses and (gain) loss on asset disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

CyrusOne Inc.
Data Center Portfolio
As of December 31, 2020 (Unaudited)

			Gross Square Feet (GSF)(a)							Powered Shell Available for Future Development (GSF)(k) (000)	Available Critical Load Capacity (MW)(l)
Stabilized Properties(b)	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Dallas - Carrollton	Dallas	$95,690	428	77%	79%	83	45%	133	644	—	60
Northern Virginia - Sterling V	Northern Virginia	68,889	383	99%	99%	11	100%	145	539	231	69
Northern Virginia - Sterling VI	Northern Virginia	57,786	272	100%	100%	35	—%	—	307	—	57
Frankfurt II	Frankfurt	40,140	90	100%	100%	9	100%	72	171	10	35
Somerset I	New York Metro	34,594	153	86%	86%	27	99%	149	329	28	23
Northern Virginia - Sterling II	Northern Virginia	34,575	159	100%	100%	9	100%	55	223	—	30
San Antonio III	San Antonio	32,727	132	100%	100%	9	100%	43	184	—	24
Chicago - Aurora I	Chicago	32,686	113	98%	98%	34	100%	223	371	27	52
Houston - Houston West I	Houston	28,789	112	76%	76%	11	100%	37	161	3	32
Dallas - Lewisville*	Dallas	28,272	114	75%	75%	11	59%	54	180	—	21
Phoenix - Chandler VI	Phoenix	27,460	148	100%	100%	6	100%	32	187	279	24
Cincinnati - 7th Street***	Cincinnati	26,252	197	52%	52%	6	61%	175	378	46	17
Totowa - Madison*	New York Metro	26,023	51	87%	87%	22	86%	59	133	—	12
Frankfurt I	Frankfurt	25,390	53	97%	97%	8	91%	57	118	—	18
Cincinnati - North Cincinnati	Cincinnati	22,914	65	99%	99%	45	79%	53	163	62	12
Austin III	Austin	22,889	62	68%	68%	15	81%	21	98	67	11
Houston - Houston West II	Houston	21,461	80	71%	71%	4	97%	55	139	11	12
Phoenix - Chandler I	Phoenix	20,918	74	99%	99%	35	12%	39	147	31	12
Northern Virginia - Sterling I	Northern Virginia	20,533	78	100%	100%	6	69%	49	132	—	12
Phoenix - Chandler II	Phoenix	20,389	74	100%	100%	6	53%	26	105	—	12
Raleigh-Durham I	Raleigh-Durham	19,907	94	88%	94%	16	95%	82	192	235	14
Phoenix - Chandler III	Phoenix	19,684	68	100%	100%	2	—%	30	101	—	12
San Antonio I	San Antonio	19,498	44	99%	99%	6	83%	46	96	11	12
Northern Virginia - Sterling III	Northern Virginia	19,234	79	100%	100%	7	100%	34	120	—	15
Wappingers Falls I*	New York Metro	18,591	37	62%	62%	20	86%	15	72	—	7
Northern Virginia - Sterling IV	Northern Virginia	17,743	81	100%	100%	7	100%	34	122	—	15
San Antonio II	San Antonio	15,917	64	100%	100%	11	100%	41	117	—	12
Austin II	Austin	15,719	44	88%	88%	2	100%	22	68	—	7
Phoenix - Chandler V	Phoenix	15,629	72	100%	100%	1	95%	16	89	13	12
London II*	London	13,658	64	100%	100%	10	100%	93	166	4	21
London I*	London	13,615	30	100%	100%	12	56%	58	100	9	12
Phoenix - Chandler IV	Phoenix	12,245	73	100%	100%	3	100%	27	103	—	12
San Antonio IV	San Antonio	12,014	60	100%	100%	12	100%	27	99	—	12
Florence	Cincinnati	10,822	53	99%	99%	47	87%	40	140	—	9
Houston - Galleria	Houston	9,835	63	39%	39%	23	24%	25	112	—	11
Cincinnati - Hamilton*	Cincinnati	9,082	47	65%	65%	1	100%	35	83	—	9
Houston - Houston West III	Houston	7,271	53	45%	48%	10	13%	32	95	209	6
Chicago - Aurora II (DH #1)	Chicago	6,678	77	53%	53%	45	1%	14	136	272	16
London III*	London	6,522	20	100%	100%	2	100%	45	67	1	6
London - Great Bridgewater**	London	5,917	10	91%	91%	—	—%	1	11	—	1
Stamford - Riverbend*	New York Metro	5,514	20	23%	23%	—	—%	8	28	—	5
Norwalk I*	New York Metro	5,157	13	99%	99%	4	67%	41	58	87	3
Cincinnati - Mason	Cincinnati	4,932	34	100%	100%	26	98%	17	78	—	4
Dallas - Allen (DH #1)	Dallas	3,294	79	16%	16%	—	—%	58	137	204	6
Chicago - Lombard	Chicago	2,538	14	62%	62%	4	45%	12	30	29	2
Amsterdam I	Amsterdam	2,338	39	100%	100%	15	100%	40	94	207	4
Frankfurt III	Frankfurt	1,606	85	100%	100%	13	100%	72	170	—	31
San Antonio V	San Antonio	892	134	40%	89%	7	100%	38	179	1	15
Totowa - Commerce*	New York Metro	728	—	—%	—%	20	44%	6	26	—	—
Cincinnati - Blue Ash*	Cincinnati	557	6	36%	36%	7	100%	2	15	—	1
Singapore - Inter Business Park**	Singapore	388	3	20%	20%	—	—%	—	3	—	1
Stamford - Omega*	New York Metro	321	—	—%	—%	19	23%	4	22	—	—
Stabilized Properties - Total		$986,224	4,398	85%	87%	745	63%	2,491	7,634	2,077	833

CyrusOne Inc.
Data Center Portfolio
As of December 31, 2020
(Unaudited)

			Gross Square Feet (GSF)(a)							Powered Shell Available for Future Development (GSF)(k) (000)	Available Critical Load Capacity (MW)(l)
	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Stabilized Properties - Total		$986,224	4,398	85%	87%	745	63%	2,491	7,634	2,077	833

Pre-Stabilized Properties(b)
Northern Virginia - Sterling VIII	Northern Virginia	8,587	61	37%	37%	4	—%	25	90	—	6
Phoenix - Chandler V (DH #2)	Phoenix	2,344	71	35%	56%	1	100%	8	81	—	12
Somerset I (DH #14)	New York Metro	1,634	16	82%	82%	—	—%	—	16	—	2
Northern Virginia - Sterling IX	Northern Virginia	1,049	53	27%	40%	1	—%	66	120	187	6
Council Bluffs I	Iowa	263	42	9%	15%	14	—%	18	73	42	5
London II* (DH #3)	London	—	17	—%	—%	—	—%	—	17	—	7
London I* (DH #1)	London	—	8	—%	—%	—	—%	—	8	—	3
All Properties - Total		$1,000,101	4,665	82%	84%	766	61%	2,607	8,038	2,305	874

*    Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and is owned by us.
**    Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.
*** The information provided for the Cincinnati - 7th Street property includes data for two facilities, one of which we lease and one of which we own.

(a)Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
(b)Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased. Pre-stabilized properties include data halls that have been in service for less than 24 months and are less than 85% leased.
(c)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2020 multiplied by 12. For the month of December 2020, customer reimbursements were $173.6 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2019 through December 31, 2020, customer reimbursements under leases with separately metered power constituted between 13.5% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2020 was $1,000.7 million. Our annualized effective rent was lower than our annualized rent as of December 31, 2020 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.
(d)CSF represents the GSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.
(e)Percent occupied is determined based on CSF billed to customers under signed leases as of December 31, 2020 divided by total CSF. Leases signed but that have not commenced billing as of December 31, 2020 are not included.
(f)Percent leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.
(g)Represents the GSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.
(h)Percent occupied is determined based on Office & Other space being billed to customers under signed leases as of December 31, 2020 divided by total Office & Other space. Leases signed but not commenced as of December 31, 2020 are not included.
(i)Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(j)Represents the GSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.
(k)Represents space that is under roof that could be developed in the future for GSF, rounded to the nearest 1,000.
(l)Critical power capacity represents the gross aggregate of UPS power installed and available to provide multiple redundancy levels for lease and exclusive use by customers. Capacity is stated in megawatts as represented by UPS manufacturer nameplate ratings and does not include ancillary UPS capacity not configured for the direct support of leased customer critical IT load (e.g. dedicated office power, office disaster recovery UPS, or UPS utilized by CyrusOne for infrastructure control circuits). The available critical load capacity was restated for certain properties as compared to our September 30, 2020 disclosure based on a reconciliation performed for each property. Does not sum to total due to rounding.

CyrusOne Inc.
GSF Under Development
As of December 31, 2020
(Dollars in millions) (Unaudited)

			GSF Under Development(a)						Under Development Costs(b)
Facilities	Metro Area	Estimated Completion Date	Colocation Space (CSF) (000)	Office & Other (000)	Supporting Infrastructure (000)	Powered Shell(c) (000)	Total (000)	Critical Load MW Capacity(d)	Actual to Date(e)	Estimated Costs to Completion(f)	Total
San Antonio V	San Antonio	1Q'21	—	8	—	—	8	6.0	$—	$25-27	$25-27
Somerset I (DH #15 and #16)	New York	1Q'21	54	—	9	—	63	5.0	11	25-30	36-41
Cincinnati - North Cincinnati	Cincinnati	2Q'21	3	—	—	—	3	2.0	—	9-12	9-12
Dublin I	Dublin	2Q'21	76	19	32	78	204	12.0	64	47-64	111-128
London III	London	2Q'21	19	—	—	—	19	6.0	12	19-24	31-36
Northern Virginia - Sterling VIII	Northern Virginia	2Q'21	—	—	—	—	—	6.0	—	20-23	20-23
Frankfurt III (DH #2 and #3)	Frankfurt	2Q'21	23	3	29	—	55	9.0	14	9-13	23-27
Paris I(g)	Paris	2Q'21	26	4	15	201	246	6.0	21	34-47	55-68
Frankfurt III (DH #4)	Frankfurt	3Q'21	15	3	15	—	33	4.0	5	8-11	13-16
Frankfurt IV	Frankfurt	4Q'22	73	11	39	—	122	17.0	—	125-145	125-145
Total			289	47	137	279	753	73.0	$127	$321-396	$448-523

(a)Represents GSF at a facility for which, as of December 31, 2020, activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change. May not sum to total due to rounding.
(b)London development costs are GBP-denominated and shown as USD-equivalent based on an exchange rate of 1.37 as of December 31, 2020. Dublin, Frankfurt and Paris development costs are EUR-denominated and shown as USD-equivalent based on an exchange rate of 1.23 as of December 31, 2020.
(c)Represents GSF under construction that, upon completion, will be powered shell available for future development into GSF.
(d)Critical power capacity represents the gross aggregate of UPS power installed and available to provide multiple redundancy levels for lease and exclusive use by customers. Capacity is stated in megawatts as represented by UPS manufacturer nameplate ratings and does not include ancillary UPS capacity not configured for the direct support of leased customer critical IT load .
(e)Actual to date is the cash investment as of December 31, 2020. There may be accruals above this amount for work completed, for which cash has not yet been paid.
(f)Represents management’s estimate of the total costs required to complete the current GSF under development. There may be an increase in costs if customers require greater power density.
(g)Paris I is 100% pre-leased, with development planned in phases through mid-2026 to align with customer commitments.

Capital Expenditures - Investment in Real Estate(a)	Three Months Ended	Twelve Months Ended
(dollars in millions)	December 31, 2020	December 31, 2020
Capital expenditures - investment in real estate	$217.5	$896.7
(a) Excludes recurring capital expenditures.

CyrusOne Inc.
Land Available for Future Development (Acres)
As of December 31, 2020
(Unaudited)

	As of
Market	December 31, 2020
Amsterdam	8
Atlanta	44
Austin	22
Chicago	23
Cincinnati	98
Council Bluffs, Iowa	10
Dallas	57
Dublin	15
Frankfurt	2
Houston	20
London	33
Northern Virginia	24
Phoenix	96
Quincy, Washington	48
San Antonio	12
Santa Clara	23
Total Available(a)	534
Book Value of Total Available	$268.3	million
(a)Does not sum to total due to rounding.

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of December 31, 2020
(Unaudited)

Period	Number of Leases(a)	Total CSF Signed(b)	Total kW Signed(c)	Total MRR Signed (000)(d)	Weighted Average Lease Term(e)
4Q'20	383	162,000	31,321	$4,112	117
Prior 4Q Avg.	430	120,500	18,500	$2,505	73
3Q'20	415	15,000	3,756	$894	54
2Q'20(f)	396	150,000	21,956	$3,070	84
1Q'20	460	289,000	43,586	$4,994	98
4Q'19	450	28,000	4,703	$1,063	55
(a)    Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.
(b)    CSF represents the GSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.
(c)    Represents maximum contracted kW that customers may draw during lease period, and subject to full build out of projects subject to additional conditions. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.
(d)    Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 1Q'20 and $0.2 million in 4Q'19, 2Q'20, 3Q'20 and 4Q'20.
(e)    Calculated on a CSF-weighted basis.
(f)    Includes exercise of previously disclosed (in 3Q’19) paid reservation for 4.5 MW and 30,000 CSF totaling approximately $5.5 million in annualized GAAP revenue in 2Q’20.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of December 31, 2020
(Dollars in thousands)
(Unaudited)

(a)    Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 1Q'20, $0.2 million in 1Q'19, 4Q'19, 2Q'20, 3Q'20 and 4Q'20, and $0.1 million in 2Q'19 and 3Q'19.
(b) 3Q'19 leasing statistics updated from those reported in 3Q'19-1Q'20 earnings materials to remove the prior inclusion of the paid reservation that was exercised in 2Q'20 and included in the 2Q'20 leasing results (30,000 CSF, 4.5 MW, and approximately $0.5 million in monthly recurring rent).

CyrusOne Inc.
Customer Sector Diversification(a)
As of December 31, 2020
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b) (000)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	11	$195,581	19.6%	90.1
2	Information Technology	11	70,461	7.0%	22.3
3	Information Technology	5	56,062	5.6%	43.3
4	Information Technology	5	46,222	4.6%	30.5
5	Information Technology	6	41,633	4.2%	41.4
6	Information Technology	9	25,394	2.5%	41.1
7	Information Technology	7	19,781	2.0%	27.0
8	Financial Services	1	19,462	1.9%	123.0
9	Information Technology	3	17,092	1.7%	35.9
10	Healthcare	2	15,852	1.6%	84.0
11	Research and Consulting Services	3	13,258	1.3%	22.0
12	Financial Services	4	11,019	1.1%	87.2
13	Telecommunication Services	2	10,191	1.0%	10.5
14	Telecommunication Services	2	9,991	1.0%	39.4
15	Information Technology	1	9,734	1.0%	38.6
16	Consumer Staples	3	9,235	0.9%	2.5
17	Telecommunication Services	1	8,330	0.8%	82.4
18	Industrials	5	8,033	0.8%	26.2
19	Information Technology	1	7,657	0.8%	7.2
20	Telecommunication Services	8	7,589	0.8%	25.0
			$602,578	60.3%	56.4

(a)Customers and their affiliates are consolidated.
(b)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2020, multiplied by 12. For the month of December 2020, customer reimbursements were $173.6 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2019 through December 31, 2020, customer reimbursements under leases with separately metered power constituted between 13.5% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2020 was $1,000.7 million. Our annualized effective rent was lower than our annualized rent as of December 31, 2020 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.
(c)Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of December 31, 2020, which was approximately $1,000.1 million.
(d)Weighted average based on customer’s percentage of total annualized rent expiring and is as of December 31, 2020, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

CyrusOne Inc.
Lease Distribution
As of December 31, 2020
(Unaudited)

GSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased GSF(c) (000)	Percentage of Portfolio Leased GSF	Annualized Rent(d) (000)	Percentage of Annualized Rent
0-999	632	67%	127	2%	$96,007	10%
1000-2499	115	12%	179	3%	46,517	4%
2500-4999	67	7%	236	4%	47,217	5%
5000-9999	43	5%	302	5%	49,128	5%
10000+	87	9%	5,012	86%	761,232	76%
Total	944	100%	5,856	100%	$1,000,101	100%

(a)Represents all leases in our portfolio, including colocation, office and other leases.
(b)Represents the number of customers occupying data center, office and other space as of December 31, 2020. This may vary from total customer count as some customers may be under contract but have yet to occupy space.
(c)Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased GSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(d)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2020, multiplied by 12. For the month of December 2020, customer reimbursements were $173.6 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2019 through December 31, 2020, customer reimbursements under leases with separately metered power constituted between 13.5% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2020 was $1,000.7 million. Our annualized effective rent was lower than our annualized rent as of December 31, 2020 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

CyrusOne Inc.
Lease Expirations
As of December 31, 2020
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total GSF Expiring (000)	Percentage of Total GSF	Annualized Rent(c) (000)	Percentage of Annualized Rent	Annualized Rent at Expiration(d) (000)	Percentage of Annualized Rent at Expiration
Available		2,178	27%
Month-to-Month	1,484	208	3%	$39,394	4%	$42,355	4%
2021	3,225	728	9%	175,710	18%	182,041	16%
2022	2,062	830	10%	148,330	15%	155,371	14%
2023	1,497	1,023	13%	163,263	16%	176,342	16%
2024	351	501	6%	111,226	11%	123,231	11%
2025	170	284	4%	43,477	4%	55,275	5%
2026	64	670	8%	104,585	10%	111,564	10%
2027	42	552	7%	93,866	9%	108,449	10%
2028	18	278	3%	35,779	4%	40,340	4%
2029	8	83	1%	6,863	1%	8,832	1%
2030	8	160	2%	7,432	1%	20,003	2%
2031 - Thereafter	23	542	7%	70,173	7%	83,180	7%
Total	8,952	8,038	100%	$1,000,101	100%	$1,106,982	100%

(a)Leases that were auto-renewed prior to December 31, 2020 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.
(b)Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.
(c)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2020, multiplied by 12. For the month of December 2020, customer reimbursements were $173.6 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2019 through December 31, 2020, customer reimbursements under leases with separately metered power constituted between 13.5% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2020 was $1,000.7 million. Our annualized effective rent was lower than our annualized rent as of December 31, 2020 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.
(d)Represents the final monthly contractual rent under existing customer leases that had commenced as of December 31, 2020, multiplied by 12.